Exhibit 99.1

Verisk Reports Second-Quarter 2023 Financial Results

•	Consolidated revenues were $675.0 million, up 10.1%, and up 9.8% on an organic constant currency (OCC) basis for the second quarter of 2023 reflecting strong growth in underwriting and claims.
•

Income from continuing operations was $204.3 million, up 17.7% for the second quarter of 2023. Adjusted EBITDA, a non-GAAP measure, was $365.2 million, up 13.5%, and up 12.6% on an OCC basis. The increase in income from continuing operations was primarily due to growth in the Insurance segment and the loss recognized on the sale of our Financial Services segment in the prior year. Adjusted EBITDA growth reflects the contribution from strong revenue growth combined with cost discipline across our businesses.

•

Diluted GAAP earnings per share from continuing operations (diluted EPS) were $1.35 for the second quarter of 2023, up 8.9%. Diluted adjusted earnings per share (diluted adjusted EPS), a non-GAAP measure, were $1.51, up 18.9%. Diluted adjusted EPS growth reflects strong revenue and profit growth and the benefit from our accelerated share repurchase program.

•

Net cash provided by operating activities was $192.9 million, up 48.2% and free cash flow, a non-GAAP measure, was $134.7 million, up 120.8% for the second quarter of 2023. The increase in operating cash flow was due to an increase in operating profit, and a decrease of $75.2 million in cash taxes paid. The decrease in tax payments was primarily related to the non-recurring gain on the disposition of 3E in the prior year, offset by an increase in taxable income in the second quarter of 2023. The operating cash flows for the prior year has not been adjusted to separately disclose the cash flows related to discontinued operations.

•	We paid a cash dividend of 34 cents per share on June 30, 2023. Our Board of Directors approved a cash dividend of 34 cents per share payable on September 29, 2023.
•	We are increasing our financial guidance for 2023 given the strong performance to date.

JERSEY CITY, N.J., August 2, 2023 — Verisk (Nasdaq: VRSK), a leading global data analytics and technology provider, today announced results for the second quarter ended June 30, 2023.

Lee Shavel, president and CEO, Verisk: "I am pleased to share that Verisk delivered strong second-quarter financial results, which illustrate the power of our integrated organization, focus on the insurance industry, and results-oriented culture. We are focused on our mission to be the leading strategic data analytics and technology partner to the global insurance industry by delivering value to our clients through knowledge and expertise. With our deep customer relationships and scale in the industry, we are uniquely positioned to solve our clients' biggest challenges and create long-term value for shareholders."

Elizabeth Mann, CFO, Verisk: "Verisk delivered continued strong operating momentum in the second quarter underscored by 9.8% OCC revenue growth and solid operating leverage, leading to 12.6% OCC adjusted EBITDA growth. Given the strong performance in the first half of the year, we are raising our outlook for 2023. We are excited about the opportunity ahead and have confidence in our ability to deliver on our growth strategy and margin expansion commitments."

Summary of Results (GAAP and Non-GAAP)

(in millions, except per share amounts)

Note: Adjusted EBITDA, diluted adjusted EPS, and free cash flow are non-GAAP measures.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	Change	2023	2022	Change
Revenues	$675.0	$612.8	10.1%	$1,326.6	$1,256.4	5.6%
Income from continuing operations	204.3	173.6	17.7	398.7	660.6	(39.6)
Adjusted EBITDA	365.2	321.9	13.5	705.5	627.0	12.5
Diluted EPS attributable to Verisk	1.35	1.24	8.9	1.70	4.39	(61.3)
Diluted adjusted EPS	1.51	1.27	18.9	2.79	2.38	17.2
Net cash provided by operating activities	192.9	130.2	48.2	558.2	529.8	5.4
Free cash flow	134.7	61.0	120.8	438.8	400.6	9.5

Revenues from Continuing Operations

Consolidated and OCC revenues increased 10.1%  and 9.8%, respectively, primarily due to strong growth in underwriting and claims within our Insurance segment.

Revenues and Revenue Growth by Segment

(in millions)

Note: OCC revenue growth is a non-GAAP measure.

			Revenue Growth
	Three Months Ended		Three Months Ended
	June 30,		June 30, 2023
	2023	2022	Reported	OCC
Underwriting	$478.1	$437.8	9.2%	9.3%
Claims	196.9	172.2	14.4	11.2
Insurance	675.0	610.0	10.6	9.8
Financial Services	—	2.8	(100.0)	-
Revenues	$675.0	$612.8	10.1	9.8

			Revenue Growth
	Six Months Ended		Six Months Ended
	June 30,		June 30, 2023
	2023	2022	Reported	OCC
Underwriting	$938.6	$853.8	9.9%	9.2%
Claims	388.0	342.6	13.3	11.3
Insurance	1,326.6	1,196.4	10.9	9.8
Energy and Specialized Markets	—	22.4	(100.0)	-
Financial Services	—	37.6	(100.0)	-
Revenues	$1,326.6	$1,256.4	5.6	9.8

Insurance segment revenues grew 10.6% in the second quarter and 9.8% on an OCC basis.

•

Underwriting revenues increased 9.2% in the quarter and 9.3% on an OCC basis, resulting primarily from solid growth across our forms, rules & loss cost services, underwriting data solutions, life insurance, and extreme events solutions.

•	Claims revenues grew 14.4% in the quarter and 11.2% on an OCC basis. Growth was broad-based with strong results recorded in property estimating, anti-fraud, and international solutions.

There was no Energy and Specialized Markets segment revenue in the quarter. We closed on the sale of the Energy business on February 1, 2023, and accounted for it as discontinued operations. We closed on the sale of 3E on March 11, 2022.

There was no Financial Services segment revenue in the quarter as we closed on its sale on April 8, 2022.

Net Income and Adjusted EBITDA from Continuing Operations

During second-quarter 2023, net income from continuing operations was $204.3 million, an increase of 17.7%. The increase in income from continuing operations was primarily due to growth in Insurance and the sale of our Financial Services segment in the prior year. Adjusted EBITDA increased 13.5%, and 12.6% on an OCC basis, primarily due to strong revenue growth and cost discipline.

EBITDA and Adjusted EBITDA by Segment

(in millions)

Note: Consolidated EBITDA and Adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of revenues. See "Non-GAAP Reconciliations" below for a reconciliation to the nearest GAAP measure. All OCC figures exclude results from recent dispositions, namely 3E, Energy, and Verisk Financial Services. Segment-level adjusted EBITDA margins for 2023 reflect a higher level of corporate allocations resulting from recent dispositions and the impact of foreign currency fluctuations.

	Three Months Ended June 30,
	EBITDA		EBITDA Growth	EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
			2023					2023	2023
	2023	2022	Reported	2023	2022	2023	2022	Reported	OCC	2023	2022
Insurance	$365.1	$331.6	10.1%	54.1%	54.4%	$365.2	$331.6	10.1%	12.6%	54.1%	54.4%
Energy and Specialized Markets	—	(9.6)	—	—	N/A	—	(10.4)	—	N/A	—	N/A
Financial Services	—	(17.5)	—	—	N/A	—	0.7	—	N/A	—	N/A
Consolidated	$365.1	$304.5	19.9	54.1	49.7	$365.2	$321.9	13.5	12.6	54.1	52.5

	Six Months Ended June 30,
	EBITDA		EBITDA Growth	EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
			2023					2023	2023
	2023	2022	Reported	2023	2022	2023	2022	Reported	OCC	2023	2022
Insurance	$720.4	$633.1	13.8%	54.3%	52.9%	$705.5	$633.1	11.4%	14.1%	53.2%	52.9%
Energy and Specialized Markets	—	438.9	—	—	—	—	(12.7)	—	N/A	—	—
Financial Services	—	(85.3)	—	—	—	—	6.6	—	N/A	—	—
Consolidated	$720.4	$986.7	(27.0)	54.3	78.5	$705.5	$627.0	12.5	14.1	53.2	49.9

Earnings Per Share and Diluted Adjusted Earnings Per Share

Diluted EPS attributable to Verisk increased 8.9% to $1.35 for the second quarter of 2023. Diluted adjusted EPS increased 18.9% to $1.51 for the second quarter of 2023. Diluted adjusted EPS growth reflects strong revenue and profit growth and the benefit from our accelerated share repurchase program.

Cash Flow and Free Cash Flow

Net cash provided by operating activities was $192.9 million for the second quarter of 2023, up 48.2%, and free cash flow was $134.7 million, up 120.8%. The increase in operating cash flow was due to an increase in operating profit, and a decrease of $75.2 million in cash taxes paid. The decrease in tax payments in the second quarter was primarily related to the non-recurring gain on the disposition of 3E in the prior year, offset by an increase in taxable income in the second quarter of 2023. The operating cash flows for the prior year has not been adjusted to separately disclose the cash flows related to discontinued operations.

Dividend

On June 30, 2023, we paid a cash dividend of 34 cents per share of common stock issued and outstanding to the holders of record as of June 15, 2023.

On July 26, 2023, our Board of Directors approved a cash dividend of 34 cents per share of common stock issued and outstanding, payable on September 29, 2023, to holders of record as of September 15, 2023.

Share Repurchases

We had no share repurchases in the second quarter of 2023. The $2.5 billion accelerated share repurchase program initiated during the first quarter is expected to complete in the fourth quarter. As of June 30, 2023, we had $941.3 million remaining under our share repurchase authorization.

2023 Financial Guidance

Given the strong financial results to date, we are increasing our financial outlook for 2023. Specifically, for 2023, we now expect consolidated revenue to be in the range of $2.63 billion to $2.66 billion, adjusted EBITDA to be in the range of $1.39 billion to $1.43 billion, and diluted adjusted EPS to be between $5.50 and $5.70. Our expectations for adjusted EBITDA margins are unchanged at 53-54%. Further details about our financial outlook are included in our earnings slide presentation which can be found on the investor section of our website verisk.com.

Conference Call

Our management team will host a live audio webcast to discuss the financial results and business highlights on Wednesday, August 2, 2023, at 8:30 a.m. EST (5:30 a.m. PT, 12:30 p.m. GMT). All interested parties are invited to listen to the live event via webcast on our investor website at http://investor.verisk.com. The discussion will also be available through dial-in number 1-888-660-6191 for U.S./Canada participants or 929-203-1913 for international participants.

A replay of the webcast will be available for 30 days on our investor website and through the conference call number 1-888-660-6191 for U.S./Canada participants or 1-929-203-1913 for international participants using Conference ID #4026897.

About Verisk

Verisk is a leading strategic data analytics and technology partner to the global insurance industry. It empowers clients to strengthen operating efficiency, improve underwriting and claims outcomes, combat fraud and make informed decisions about global risks, including climate change, extreme events, ESG and political issues. Through advanced data analytics, software, scientific research and deep industry knowledge, Verisk helps build global resilience for individuals, communities and businesses. With teams across more than 20 countries, Verisk consistently earns certification by Great Place to Work and fosters an inclusive culture where all team members feel they belong.

Verisk is traded on the Nasdaq exchange and is a part of the S&P 500 Index and the Nasdaq-100 Index.

For more information, please visit www.verisk.com.

Contact:

Investor Relations
Stacey Brodbar
Head of Investor Relations
Verisk
201-469-4327
IR@verisk.com

Media

Alberto Canal

Verisk Public Relations

201-469-2618

Alberto.Canal@verisk.com

Forward-Looking Statements

This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, our expectation and ability to pay a cash dividend on our common stock in the future, subject to the determination by our Board of Directors and based on an evaluation of our earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in our quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

We have provided certain non-GAAP financial information as supplemental information regarding our operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. We believe that our presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. In addition, our management uses these measures for reviewing our financial results, for budgeting and planning purposes, and for evaluating the performance of senior management.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Expenses: EBITDA represents GAAP net income adjusted for (i) depreciation and amortization of fixed assets; (ii) amortization of intangible assets; (iii) interest expense, net; and (iv) provision for income taxes. Adjusted EBITDA represents EBITDA adjusted for acquisition-related costs (earn-outs), gain/loss from dispositions (which includes businesses held for sale), and nonrecurring gain/loss. Adjusted EBITDA expenses represent adjusted EBITDA net of revenues. We believe these measures are useful and meaningful because they help us allocate resources, make business decisions, allow for greater transparency regarding our operating performance, and facilitate period-to-period comparison.

Adjusted Net Income and Diluted Adjusted EPS: Adjusted net income represents GAAP net income adjusted for (i) amortization of intangible assets, net of tax; (ii) acquisition-related costs (earn-outs), net of tax; (iii) gain/loss from dispositions (which includes businesses held for sale), net of tax; and (iv) nonrecurring gain/loss, net of tax. Diluted adjusted EPS represents adjusted net income divided by weighted-average diluted shares. We believe these measures are useful and meaningful because they allow evaluation of the after-tax profitability of our results excluding the after-tax effect of acquisition-related costs and nonrecurring items.

Free Cash Flow: Free cash flow represents net cash provided by operating activities determined in accordance with GAAP minus payments for capital expenditures. We believe free cash flow is an important measure of the recurring cash generated by our operations that may be available to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Organic: Organic is defined as operating results excluding the effect of recent acquisitions and dispositions (which include businesses held for sale), and nonrecurring gain/loss associated with cost-based and equity-method investments that have occurred over the past year. An acquisition is included as organic at the beginning of the calendar quarter that occurs subsequent to the one-year anniversary of the acquisition date. Once an acquisition is included in its current-period organic base, its comparable prior-year-period operating results are also included to calculate organic growth. A disposition (which includes a business held for sale) is excluded from organic at the beginning of the calendar quarter in which the disposition occurs (or when a business meets the held-for-sale criteria under U.S. GAAP). Once a disposition is excluded from its current-period organic base, its comparable prior-year-period operating results are also excluded to calculate organic growth. We believe the organic presentation enables investors to assess the growth of the business without the impact of recent acquisitions for which there is no prior-year comparison and the impact of recent dispositions, for which results are removed from all prior periods presented to allow for comparability.

Organic Constant Currency (OCC) Growth Rate: Our operating results, such as, but not limited to, revenue and adjusted EBITDA, reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact changes in value over time compared with the U.S. dollar. Accordingly, we present certain constant currency financial information to assess how we performed excluding the impact of foreign currency exchange rate fluctuations. We calculate constant currency by translating comparable prior-year-period results at the currency exchange rates used in the current period. We believe organic constant currency is a useful and meaningful measure to enhance investors’ understanding of the continuing operating performance of our business and to facilitate the comparison of period-to-period performance because it excludes the impact of foreign exchange rate movements, acquisitions, and dispositions.

See page 10 for a reconciliation of consolidated adjusted EBITDA and a segment results summary and a reconciliation of adjusted EBITDA. See page 11 for a reconciliation of segment adjusted EBITDA margin, a reconciliation of adjusted EBITDA expenses, and a reconciliation of diluted adjusted EPS. See page 12 for a reconciliation of net cash provided by operating activities to free cash flow.

We are not able to provide a reconciliation of projected Adjusted EBITDA and Adjusted EBITDA margin to the most directly comparable expected GAAP results because of the unreasonable effort and high unpredictability of estimating certain items that are excluded from non-GAAP Adjusted EBITDA and Adjusted EBITDA margin, including, for example, tax consequences, acquisition-related costs, gain/loss from dispositions and other non-recurring expenses, the effect of which may be significant.

Attached Financial Statements

Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of June 30, 2023 and December 31, 2022

	June 30, 2023	December 31, 2022
	(in millions, except for share and per share data)
ASSETS:
Current assets:
Cash and cash equivalents	$308.7	$112.5
Accounts receivable, net of allowance for doubtful accounts of $14.6 and $14.3, respectively	381.3	290.1
Prepaid expenses	91.4	83.7
Income taxes receivable	20.8	44.2
Other current assets	52.6	32.0
Current assets held-for-sale	—	362.6
Total current assets	854.8	925.1
Noncurrent assets:
Fixed assets, net	581.9	541.5
Operating lease right-of-use assets, net	196.9	182.0
Intangible assets, net	508.0	504.8
Goodwill	1,755.2	1,676.0
Deferred income tax assets	33.2	31.7
Other noncurrent assets	385.7	371.4
Noncurrent assets held-for-sale	—	2,728.6
Total assets	$4,315.7	$6,961.1
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$283.7	$292.8
Short-term debt and current portion of long-term debt	3.4	1,392.9
Deferred revenues	468.7	321.7
Operating lease liabilities	43.2	29.5
Income taxes payable	1.8	—
Current liabilities held-for-sale	—	282.3
Total current liabilities	800.8	2,319.2
Noncurrent liabilities:
Long-term debt	2,842.1	2,343.2
Deferred income tax liabilities	139.3	145.6
Operating lease liabilities	190.9	189.9
Other noncurrent liabilities	36.8	17.9
Noncurrent liabilities held-for-sale	—	177.6
Total liabilities	4,009.9	5,193.4
Commitments and contingencies (Note 16)
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued; 144,991,302 and 154,701,136 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,367.7	2,720.8
Treasury stock, at cost, 399,011,736 and 389,301,902 shares, respectively	(8,273.3)	(6,239.5)
Retained earnings	6,153.8	5,999.1
Accumulated other comprehensive income (loss)	45.7	(731.2)
Total Verisk stockholders' equity	294.0	1,749.3
Noncontrolling interests	11.8	18.4
Total stockholders’ equity	305.8	1,767.7
Total liabilities and stockholders’ equity	$4,315.7	$6,961.1

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Three and Six Months Ended June 30, 2023 and 2022

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in millions, except for share and per share data)
Revenues	$675.0	$612.8	$1,326.6	$1,256.4
Operating expenses (income):
Cost of revenues (exclusive of items shown separately below)	216.9	195.5	433.1	424.2
Selling, general and administrative	86.8	96.3	165.8	204.2
Depreciation and amortization of fixed assets	46.5	39.5	91.1	79.6
Amortization of intangible assets	18.8	18.3	36.5	39.5
Other operating loss (income), net	—	15.6	—	(361.5)
Total operating expenses, net	369.0	365.2	726.5	386.0
Operating income	306.0	247.6	600.1	870.4
Other expense:
Investment loss	(6.2)	(0.9)	(7.3)	(2.8)
Interest expense, net	(31.6)	(31.9)	(58.0)	(63.2)
Total other expense, net	(37.8)	(32.8)	(65.3)	(66.0)
Income from continuing operations before income taxes	268.2	214.8	534.8	804.4
Provision for income taxes	(63.9)	(41.2)	(136.1)	(143.8)
Income from continuing operations	204.3	173.6	398.7	660.6
(Loss) income from discontinued operations net of tax benefit (expense) of $0.9, $(3.1), $(0.2), and $(5.5), respectively (Note 7)	(7.5)	24.2	(145.5)	43.0
Net income	196.8	197.8	253.2	703.6
Less: Net loss (income) attributable to noncontrolling interests	0.1	(0.1)	—	(0.2)
Net income attributable to Verisk	$196.9	$197.7	$253.2	$703.4
Basic net income per share attributable to Verisk:
Income from continuing operations	$1.41	$1.10	$2.69	$4.14
(Loss) income from discontinued operations	(0.05)	0.15	(0.98)	0.27
Basic net income per share attributable to Verisk:	$1.36	$1.25	$1.71	$4.41
Diluted net income per share attributable to Verisk:
Income from continuing operations	$1.41	$1.09	$2.67	$4.12
(Loss) income from discontinued operations	(0.06)	0.15	(0.97)	0.27
Diluted net income per share attributable to Verisk:	$1.35	$1.24	$1.70	$4.39
Weighted-average shares outstanding:
Basic	144,834,494	157,972,755	148,433,375	159,326,855
Diluted	145,500,121	159,123,563	149,104,720	160,381,090

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Three and Six Months Ended June 30, 2023 and 2022

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in millions)
Cash flows from operating activities:
Net income	$196.8	$197.8	$253.2	$703.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	46.5	49.8	91.1	99.4
Amortization of intangible assets	18.8	39.8	36.5	84.4
Amortization of debt issuance costs and original issue discount, net of original issue premium	0.5	0.4	0.6	0.7
Provision for doubtful accounts	2.9	1.2	5.5	2.9
Loss (gain) on sale of assets	6.9	15.6	135.3	(435.2)
Impairment of cost-based investments	6.5	—	6.5	—
Stock-based compensation expense	10.0	18.4	33.9	38.9
Impairment of long-lived assets	—	—	—	73.7
Deferred income taxes	2.3	(12.3)	(16.7)	(49.4)
Loss on disposal of fixed assets	—	0.7	(0.1)	0.7
Acquisition related liability adjustment	(22.0)	—	(22.0)	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	58.2	29.8	(127.2)	(103.3)
Prepaid expenses and other assets	(4.5)	(18.9)	(37.4)	(17.5)
Operating lease right-of-use assets, net	10.0	8.3	12.9	18.7
Income taxes	(74.2)	(153.6)	8.0	(22.6)
Accounts payable and accrued liabilities	31.5	6.4	(0.9)	(63.6)
Deferred revenues	(86.6)	(38.4)	174.7	227.7
Operating lease liabilities	(10.5)	(9.9)	(13.1)	(20.2)
Other liabilities	(0.2)	(4.9)	17.4	(9.1)
Net cash provided by operating activities	192.9	130.2	558.2	529.8
Cash flows from investing activities:
Acquisitions and purchase of additional controlling interest, net of cash acquired of $7.0, $0.0, $8.0, and $17.4, respectively	(46.1)	(3.5)	(83.3)	(448.9)
Proceeds from sale of assets	—	498.3	3,066.4	1,073.3
Investments in nonpublic companies	—	(0.8)	(0.8)	(41.8)
Capital expenditures	(58.2)	(69.2)	(119.4)	(129.2)
Escrow funding associated with acquisitions	(3.8)	—	(3.8)	(2.3)
Other investing activities, net	(0.2)	—	(0.3)	—
Net cash (used in) provided by investing activities	(108.3)	424.8	2,858.8	451.1

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in millions)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of original issue discount	—	—	495.2	—
Payment of debt issuance costs	(1.2)	—	(6.7)	—
(Repayment) proceeds of short-term debt	—	(160.0)	(1,265.0)	40.0
Repayment of short-term debt with original maturities greater than three months	—	—	(125.0)	—
Proceeds from issuance of short-term debt with original maturities less than three months	—	—	—	125.0
Repurchases of common stock	—	(325.0)	(2,000.0)	(896.3)
Share repurchases not yet settled	—	—	(500.0)	—
Proceeds from stock options exercised	56.5	77.2	114.9	93.0
Net share settlement of taxes from restricted stock and performance share awards	(1.4)	(8.7)	(13.7)	(20.0)
Dividends paid	(49.5)	(49.2)	(98.7)	(98.6)
Other financing activities, net	(1.2)	(1.7)	(2.8)	(4.1)
Net cash provided by (used in) financing activities	3.2	(467.4)	(3,401.8)	(761.0)
Effect of exchange rate changes	(11.0)	(12.9)	0.8	(19.5)
Net increase in cash and cash equivalents	76.8	74.7	16.0	200.4
Cash and cash equivalents, beginning of period	231.9	406.0	292.7	280.3
Cash and cash equivalents, end of period	$308.7	$480.7	$308.7	$480.7
Supplemental disclosures:
Income taxes paid	$134.9	$210.1	$144.9	$221.8
Interest paid	$36.1	$39.5	$52.4	$60.6
Noncash investing and financing activities:
Deferred tax liability established on date of acquisition	$7.2	$0.4	$10.3	$16.5
Net assets sold as part of the disposition	$—	$495.9	$3,211.8	$607.4
Finance lease additions	$6.9	$1.4	$13.1	$3.5
Operating lease additions, net	$(0.5)	$6.6	$25.8	$8.3
Fixed assets included in accounts payable and accrued liabilities	$0.1	$—	$0.3	$—

Non-GAAP Reconciliations

Consolidated EBITDA, Adjusted EBITDA and Organic Adjusted EBITDA Reconciliation

(in millions)

Note: EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of revenues.

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
	Total	Margin	Total	Margin	Total	Margin	Total	Margin
Net income	$196.8	29.2%	$197.8	32.3%	$253.2	19.1%	$703.6	56.0%
Less: (Loss) income from discontinued operations	(7.5)	(1.1)	24.2	3.9	(145.5)	(11.0)	43.0	3.4
Income from continuing operations	204.3	30.3%	173.6	28.3%	398.7	30.1%	660.6	52.6%
Depreciation and amortization of fixed assets	46.5	6.9	39.5	6.5	91.1	6.9	79.6	6.3
Amortization of intangible assets	18.8	2.8	18.3	3.0	36.5	2.7	39.5	3.1
Interest expense, net	31.6	4.7	31.9	5.2	58.0	4.4	63.2	5.0
Provision for income taxes	63.9	9.4	41.2	6.7	136.1	10.2	143.8	11.5
EBITDA	365.1	54.1	304.5	49.7	720.4	54.3	986.7	78.5
Impairment loss	—	—	—	—	—	—	73.7	5.9
Acquisition-related costs (earn-outs)	(6.4)	(1.0)	—	—	(21.4)	(1.6)	—	—
Impairment of cost-based investments	6.5	1.0	—	—	6.5	0.5	—	—
Loss (gain) from dispositions	—	—	15.6	2.5	—	—	(435.2)	(34.6)
Severance expense	—	—	1.8	0.3	—	—	1.8	0.1
Adjusted EBITDA	365.2	54.1	321.9	52.5	705.5	53.2	627.0	49.9
Adjusted EBITDA from acquisitions and dispositions	(1.3)		1.3		(6.4)		(14.9)
Organic adjusted EBITDA	$363.9	54.4	$323.2	53.0	$699.1	53.9	$612.1	51.6

Segment Results Summary, EBITDA and Adjusted EBITDA Reconciliation

(in millions)

Note: Organic revenues, EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures.

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022
	Insurance	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$675.0	$610.0	$—	$2.8
Revenues from acquisitions and dispositions	(5.9)	(0.2)	—	(2.8)
Organic revenues	$669.1	$609.8	$—	$—

EBITDA	$365.1	$331.6	$(9.6)	$(17.5)
Acquisition-related costs (earn-outs)	(6.4)	—	—	—
Impairment of cost-based investments	6.5	—	—	—
(Gain) loss from dispositions	—	—	(2.6)	18.2
Severance expense	—	—	1.8	—
Adjusted EBITDA	365.2	331.6	(10.4)	0.7
Adjusted EBITDA from acquisitions and dispositions	(1.3)	(8.4)	10.4	(0.7)
Organic adjusted EBITDA	$363.9	$323.2	$—	$—

	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
	Insurance	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$1,326.6	$1,196.4	$22.4	$37.6
Revenues from acquisitions and dispositions	(29.0)	(10.5)	(22.4)	(37.6)
Organic revenues	$1,297.6	$1,185.9	$—	$—

EBITDA	$720.4	$633.1	$438.9	$(85.3)
Impairment loss	—	—	—	73.7
Acquisition-related costs (earn-outs)	(21.4)	—	—	—
Impairment of cost-based investments	6.5	—	—	—
(Gain) loss from dispositions	—	—	(453.4)	18.2
Severance expense	—	—	1.8	—
Adjusted EBITDA	705.5	633.1	(12.7)	6.6
Adjusted EBITDA from acquisitions and dispositions	(6.4)	(21.0)	12.7	(6.6)
Organic adjusted EBITDA	$699.1	$612.1	$—	$—

Segment Adjusted EBITDA Margin Reconciliation

Note: Segment adjusted EBITDA margin is calculated as a percentage of respective segment revenues.

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022
	Insurance	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	54.1%	54.4%	N/A	N/A
Acquisition-related costs (earn-outs)	(1.0)	—	N/A	N/A
Impairment of cost-based investments	1.0	—	N/A	N/A
Adjusted EBITDA margin	54.1	54.4	N/A	N/A

	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
	Insurance	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	54.3%	52.9%	N/A	N/A
Acquisition-related costs (earn-outs)	(1.6)	—	N/A	N/A
Impairment of cost-based investments	0.5	—	N/A	N/A
Adjusted EBITDA margin	53.2	52.9	N/A	N/A

Consolidated Adjusted EBITDA Expense Reconciliation

(in millions)

Note: Adjusted EBITDA expenses are a non-GAAP measure.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Operating expenses	$369.0	$365.2	$726.5	$386.0
Depreciation and amortization of fixed assets	(46.5)	(39.5)	(91.1)	(79.6)
Amortization of intangible assets	(18.8)	(18.3)	(36.5)	(39.5)
Investment loss	6.2	0.9	7.3	2.8
Acquisition-related costs (earn-outs)	6.4	—	21.4	—
Impairment of cost-based investments	(6.5)	—	(6.5)	—
Impairment loss	—	—	—	(73.7)
(Loss) gain from dispositions	—	(15.6)	—	435.2
Severance expense	—	(1.8)	—	(1.8)
Adjusted EBITDA expenses	$309.8	$290.9	$621.1	$629.4

Diluted Adjusted EPS Reconciliation

(in millions, except per share amounts)

Note: Diluted adjusted EPS is a non-GAAP measure.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income	$196.8	$197.8	$253.2	$703.6
(Loss) income from discontinued operations	(7.5)	24.2	(145.5)	43.0
Income from continuing operations	204.3	173.6	398.7	660.6
plus: Amortization of intangibles	18.8	18.3	36.5	39.5
less: Income tax effect on amortization of intangibles	(4.7)	(4.6)	(9.1)	(9.9)
plus: Acquisition-related costs (earn-outs)	(6.4)	—	(21.4)	—
less: Income tax effect on acquisition-related costs (earn-outs)	1.7	—	5.5	—
plus: Impairment loss	—	—	—	73.7
less: Income tax effect on impairment loss	—	—	—	(16.8)
plus: Loss (gain) from dispositions	—	15.6	—	(435.2)
less: Income tax effect on (loss) gain from dispositions	—	(1.8)	—	68.7
plus: Impairment of cost-based investments	6.5	—	6.5	—
less: Income tax effect on impairment of cost-based investments	(0.4)	—	(0.4)	—
plus: Severance expense	—	1.8	—	1.8
less: Income tax effect on severance expense	—	(0.4)	—	(0.4)
Adjusted net income	$219.8	$202.5	$416.3	$382.0

Diluted EPS attributable to Verisk	$1.35	$1.24	$1.70	$4.39
Diluted adjusted EPS	$1.51	$1.27	$2.79	$2.38

Weighted-average diluted shares outstanding	145.5	159.1	149.1	160.4

Free Cash Flow Reconciliation

(in millions)

Note: Free cash flow is a non-GAAP measure.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	Change	2023	2022	Change
Net cash provided by operating activities	$192.9	$130.2	48.2%	$558.2	$529.8	5.4%
Capital expenditures	(58.2)	(69.2)	(15.9)%	(119.4)	(129.2)	(7.6)%
Free cash flow	$134.7	$61.0	120.8%	$438.8	$400.6	9.5%